UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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TXCO Resources Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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        Contact Information
Investors: Roberto R. Thomae
(210) 496-5300 ext. 214, bthomae@txco.com
Media: Paul Hart
                                   (210) 496-5300 ext. 264, pdhart@txco.com

TXCO Resources Comments on Third Point LLC

SAN ANTONIO -- February 6, 2008 -- TXCO Resources Inc. (Nasdaq: TXCO) today commented on Third Point LLC and its various affiliates' desire to nominate three directors for election to the Company's Board of Directors at TXCO's 2008 Annual Meeting of Stockholders.

"We have always maintained an open dialogue with all of our stockholders," said CEO James E. Sigmon.  "We have had limited contact with Third Point and have listened to their views.  To date, the views expressed by Third Point center around or have been limited to their desire to nominate an alternate slate of directors.  As we previously stated, we believe the allegations in the lawsuit filed by Third Point are without merit and intend to vigorously defend the suit.

"Additionally, we are prepared to have a continuing and constructive dialogue with all our shareholders regarding our operating strategies," Sigmon added.  "The Board of Directors regularly reviews the value inherent in the Company's business plan, and will continue to do so in a measured and decisive way.  While a disruptive proxy contest is not a preferable course of action, the Company is prepared to do everything necessary to protect the interests of all TXCO stockholders consistent with our goal of delivering high performance and long-term stockholder value."

About TXCO Resources
TXCO Resources, formerly The Exploration Company, is an independent oil and gas enterprise with interests in the Maverick Basin, the onshore Gulf Coast region and the Marfa Basin of Texas, and the Midcontinent region of western Oklahoma. It has a consistent record of long-term growth in its proved oil and gas reserves, leasehold acreage position, production and cash flow through its established exploration and development programs. TXCO's business strategy is to build shareholder value by acquiring undeveloped mineral interests and internally developing a multi-year drilling inventory through the use of advanced technologies, such as 3-D seismic and horizontal drilling. It accounts for its oil and gas operations under the successful efforts method of accounting and trades its common stock on Nasdaq's Global Select Market under the symbol "TXCO."

Important Information
TXCO plans to file with the Securities and Exchange Commission a proxy statement concerning the solicitation of proxies by the Board of Directors in connection with the election of directors and other actions to be taken at the 2008 Annual Meeting of Stockholders. As required by the Securities and Exchange Commission, you are urged to read the proxy statement when it becomes available because it contains important information. After it is filed with the Securities and Exchange Commission, you will be able to obtain the proxy statement free of charge at the Securities and Exchange Commission's website (www.sec.gov). A proxy statement also will be made available for free to any TXCO stockholder who makes a request to TXCO's Vice President-Capital Markets, Roberto R. Thomae, at (210) 496-5300 (ext. 214) or 777 East Sonterra Blvd., Suite 350, San Antonio, Texas 78258.

TXCO and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the 2008 Annual Meeting of Stockholders. Information regarding the interests of these persons in connection with the election of directors and other actions to be taken at the 2008 Annual Meeting of Stockholders will be included in any proxy statement filed by TXCO in connection therewith. In addition, TXCO files annual, quarterly and special reports, proxy and information statements, and other information with the Securities and Exchange Commission. These documents are available free of charge at the Securities and Exchange Comission's website at www.sec.gov or from TXCO at www.txco.com.

Forward-Looking Statements
Statements in this press release that are not historical, including statements regarding TXCO's or management's intentions, hopes, beliefs, expectations, representations, projections, estimations, plans or predictions of the future, are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements include those relating to intended litigation strategies and the outcome of legal proceedings. Investors are cautioned that all forward-looking statements involve risks and uncertainty that are beyond TXCO's ability to control or predict. TXCO undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. More information about potential risk factors is included in TXCO's annual report on Form 10-K for the year ended Dec. 31, 2006, and its Form 10-Q for the period ended Sept. 30, 2007. These and all previously filed documents are on file at the Securities and Exchange Commission and can be viewed on TXCO's Web site at www.txco.com. Copies are available without charge upon request from the Company.